Centrue Financial Corporation Announces Year-End and Fourth Quarter Earnings

OTTAWA, IL -- 03/21/2007 -- Centrue Financial Corporation (NASDAQ: TRUE) reported net income for the fourth quarter ended December 31, 2006 of $1,011,000 or $0.18 per diluted share as compared to net income of $766,000 or $0.18 per diluted share earned in the same period of 2005. During the period, the Company reported from discontinued operations a net loss of ($88,000) or ($0.02) per diluted share related to the sale of the insurance line as compared to a net loss of ($63,000) or ($0.02) per diluted share for 2005. Net income for continuing operations for the fourth quarter of 2006 equaled $1,099,000 or $0.20 per diluted share as compared to net income of $829,000 or $0.20 per diluted share for 2005. This represents a 34.3% increase in net income and no increase in diluted per share earnings.

Fourth quarter 2006 results included approximately $767,000 (or $470,000 after tax) in expenses related to the merger and integration. Approximately $216,000 of the total represented share-based compensation expense with the remainder representing direct costs and employee bonus payments, contract termination costs, marketing related advertising and promotional items, and accelerated depreciation expense for assets being phased out. The impact to earnings, net of taxes, was approximately $0.11 per diluted share.

For the twelve months ended December 31, 2006, net income equaled $5,187,000 or $1.20 per diluted share as compared to net income of $4,173,000 or $0.99 per diluted share for the year ended December 31, 2005. During the period, the Company reported from discontinued operations a net loss of $415,000 or $0.10 per diluted share related to the sale of the insurance line as compared to a net loss of $206,000 or $0.05 per diluted share for 2005. Net income for continuing operations for 2006 equaled $5,602,000 or $1.30 per diluted share as compared to net income of $4,379,000 or $1.04 per diluted share for 2005. This represents a 24.3% increase in net income and a 21.2% increase in diluted per share earnings.

"During the fourth quarter of 2006, we closed the merger and began focusing on merger integration activities," remarked Thomas A. Daiber, President and Chief Executive Officer of Centrue Financial Corporation, on the announcement. "Management centered its efforts on identifying and implementing initiatives to maximize the benefits of joining Union and Centrue. We have already realized immediate benefits from the merger. Streamlining backroom operations, realigning our product offerings to better fit marketplace needs and leveraging our higher legal lending limit to expand our base of commercial customers are just some of the ways that we have already begun to optimize the benefits of our growth in asset size and expanded geographic footprint. In addition, with our core banking system conversion slated for this summer, the greatest impact of merger-related synergies has yet to be realized."

Fourth Quarter 2006 Highlights:

--  On November 13, 2006, UnionBancorp, Inc. and Centrue Financial
    Corporation (NASDAQ: TRUE) successfully completed the merger of equals that had been announced on June 30, 2006.  Per the merger agreement, Centrue stockholders received 1.2 shares of UnionBancorp common stock for each share of Centrue common stock outstanding.  The combined company adopted the Centrue name and changed its stock market ticker symbol to "TRUE."
    Only 49 days of Centrue Financial results of operations are included in the
    Company's Consolidated Statements of Income.

--  The combined company offers a larger asset size with more locations over an expanded geographic footprint and enhanced product offerings to serve our customers.

--  The net interest margin decreased to 3.32% during the fourth quarter of 2006 as compared with 3.60% for the same period in 2005 largely due to the inverted yield curve and competitive pressures in pricing loans and deposits.

--  Due to lower charge-offs during the fourth quarter of 2006, contributions to the provision for loan losses decreased $75,000 as compared to the fourth quarter of 2005.

--  The loan portfolio equaled $836,944,000 as compared to $417,525,000 at
    December 31, 2005. Total loans increased primarily due to loans acquired as part of the merger, which included $47,716,000 of commercial, $4,100,000 of agriculture, $379,200,000 of real estate loans and $5,411,000 of installment loans.

--  The level of nonperforming loans at December 31, 2006 increased to
    $11,759,000 versus the $4,004,000 million that existed as of December 31,
    2005.  The increase of $7,755,000 was largely related to $10,200,000 that was added to nonaccrual loans as part of the Centrue merger and offset by a decrease of $2,500,000 related to resolutions of nonbankable loans or through successful workout strategies executed throughout 2006.  The level of nonperforming loans to end of period loans totaled 1.40% as of December
    31, 2006 compared to 0.96% on December 31, 2005.

--  Net charge-offs for the fourth quarter of 2006 were 0.01% of average loans as compared to 0.06% for the same period 2005.

--  The Company significantly expanded its St. Louis metropolitan presence with new offices in Belleville, Illinois and Clayton, Missouri.
Net Interest Margin

The net interest margin for the fourth quarter of 2006 was reported at 3.32% as compared to 3.60% for the same period in 2005. Due to the inverted yield curve, the yield on the Company's earning assets has not maintained its spread over the cost of funds. The expectation of a continued inverted yield curve is likely to maintain pressure on the margin throughout 2007.

Tax-equivalent net interest income increased $1,958,000 to $7,502,000 for the fourth quarter of 2006 as compared to $5,444,000 for the fourth quarter of 2005. The change in net interest income was almost entirely related to an increase in earning assets due to the addition of the former Centrue's loan and investment portfolios. This was offset by increases in deposit balances and a shift in the mix of funding liabilities from lower costing non-interest bearing deposits to higher costing time deposits.

Noninterest Income and Expense

Results for the fourth quarter reflected an increase in noninterest income of $958,000 or 68.2% as compared to the same period in 2005. Nearly the entire increase was impacted by recognition of revenue generated from the Centrue merger for 49 days in service charges on deposit accounts, fees received on items drawn on customer accounts with insufficient funds, revenue generated from the mortgage banking division, and electronic banking card based fees.

Noninterest expense levels experienced an increase of $2,733,000 or 48.5% during the fourth quarter of 2006 as compared to the same period in 2005. Adversely impacting expense levels was approximately $767,000 in acquisition and integration costs related to accelerated share-based compensation, employee bonus and severance payments, contract termination costs, marketing related advertising and promotional items, and accelerated depreciation expense for assets being phased out. Also contributing to the increase was 49 days of expense related to the operation of 21 additional branches resulting from the merger.

Asset Quality

The level of nonperforming loans at December 31, 2006 increased to $11,759,000 versus the $4,004,000 that existed as of December 31, 2005. The increase of $7,755,000 was largely related to $10,200,000 that was added to nonaccrual loans as part of the Centrue merger and offset by a decrease of $2,500,000 related to resolutions of nonbankable loans or through successful workout strategies executed throughout 2006. The reserve coverage ratio (allowance to nonperforming loans) was reported at 92.14% as of December 31, 2006 as compared to 208.84% as of December 31, 2005.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in Ottawa, Illinois, and devotes special attention to personal service and offers bank, trust, and investment services. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central and Northern Illinois down to the metropolitan St. Louis area.

Centrue Financial Corporation common stock is listed on The NASDAQ Stock Market under the symbol "TRUE." Further information about Centrue Financial Corporation can be found at the Company's website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Quarterly Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Quarterly and Year to Date Highlights
(In Thousands, Except Share Data)

                            Three Months Ended      Twelve Months Ended
                                December 31,            December 31,
                        -------------------------------------------------
                            2006         2005         2006         2005
                        ----------   ----------   ----------   ----------
Operating Highlights
 Net income             $    1,011   $      766   $    5,187   $    4,173
 Income from continuing
  operations            $    1,099   $      829   $    5,602   $    4,379
 Return on average
  total assets                0.40%        0.45%        0.69%        0.63%
 Return on average
  stockholders' equity        3.60         4.54         6.69         6.06
 Net interest margin          3.32         3.60         3.41         3.56
 Efficiency ratio            84.54        82.44        76.81        77.78

Per Share Data
 Diluted earnings per
  common share          $     0.18   $     0.18   $     1.20   $     0.99
 Diluted earnings per
  common share for
  continuing operations $     0.20   $     0.20   $     1.30   $     1.04
 Diluted earnings per
  common share for
  discontinued
  operations            $    (0.02)  $    (0.02)  $    (0.10)  $    (0.05)
 Book value per
  common share          $    18.23   $    17.23   $    18.23   $    17.23
 Diluted weighted
  average common
  shares outstanding     5,233,655    3,898,320    4,163,836    4,002,908
 Period end common
  shares outstanding     6,455,068    3,806,876    6,455,068    3,806,876
Stock Performance Data
 Market price:
  Quarter end           $    19.47   $    21.30   $    19.47   $    21.30
  High                  $    20.00   $    22.00   $    21.48   $    22.00
  Low                   $    18.30   $    20.25   $    17.44   $    20.10
 Period end price to
  book value                  1.06         1.24         1.06         1.24

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets (In Thousands)

                                          December 31,    December 31,
                                              2006            2005
                                          -----------     -----------
ASSETS
Cash and cash equivalents                 $    40,195     $    24,358
Securities available-for-sale                 298,692         196,440
Loans                                         836,944         417,525
Allowance for loan losses                     (10,835)         (8,362)
                                          -----------     -----------
        Net loans                             826,109         409,163
Cash surrender value of life insurance         25,904          15,498
Mortgage servicing rights                       3,510           2,533
Premises and equipment, net                    35,403          13,908
Goodwill                                       25,396           6,963
Intangible assets, net                         12,733             533
Other real estate                               2,136             203
Other assets                                   12,947           6,623
                                          -----------     -----------
                Total assets              $ 1,283,025     $   676,222
                                          ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
        Deposits
                Non-interest bearing      $   125,585     $    57,832
                Interest-bearing              901,025         486,009
                                          -----------     -----------
                   Total deposits           1,026,610         543,841
        Federal funds purchased and
         securities sold under agreements
         to repurchase                         36,319             612
        Advances from the Federal Home
         Loan Bank                             63,147          50,000
        Notes payable                           9,015           9,468
        Series B mandatory redeemable
         preferred stock                          831             831
        Trust Preferred Stock                  20,620               -
        Other liabilities                       8,292           5,395
                                          -----------     -----------
                Total liabilities           1,164,834         610,147
                                          -----------     -----------
Stockholders' equity
        Series A convertible preferred stock      500             500
        Common stock                            7,412           4,684
        Surplus                                70,460          23,167
        Retained earnings                      52,469          48,837
        Accumulated other comprehensive
         income                                   235              95
                                          -----------     -----------
                                              131,076          77,283
Treasury stock, at cost                       (12,885)        (11,208)
                                          -----------     -----------
                   Total stockholders'
                    equity                    118,191          66,075
                                          -----------     -----------
                   Total liabilities and
                    stockholders' equity  $ 1,283,025     $   676,222
                                          ===========     ===========

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                           Three Months Ended      Twelve Months Ended
                               December 31,             December 31,
                         -----------------------  -----------------------
                            2006          2005      2006           2005
                         ---------      --------  --------       --------
Interest income
 Loans                    $ 11,924      $  7,176  $ 33,717       $ 27,251
 Securities
  Taxable                    2,702         1,831     8,785          6,324
  Exempt from federal
   income taxes                332           231       976            993
 Federal funds sold and
  other                        239            52       380            129
                         ---------      --------  --------       --------
  Total interest income     15,197         9,290    43,858         34,697

Interest expense
  Deposits                   6,752         3,188    18,204         10,910
  Federal funds purchased
   and securities sold
   under agreements to
   repurchase                  215            42       407            197
  Advances from the Federal
   Home Loan Bank              524           509     1,824          2,128
  Series B Mandatory
   Redeemable                   13            13        50             50
  Trust Preferred Stock        242             -       242              -
  Notes payable                156           132       624            419
                         ---------      --------  --------       --------
   Total interest expense    7,902         3,884    21,351         13,704
                         ---------      --------  --------       --------
Net interest income          7,295         5,406    22,507         20,993
Provision for loan losses       25           100    (1,275)           250
                         ---------      --------  --------       --------
Net interest income after
 provision for loan losses   7,270         5,306    23,782         20,743
Noninterest income
 Service charges             1,062           498     2,473          1,996
 Trust income                  238           216       858            811
 Mortgage banking income       346           289     1,113          1,350
 Brokerage commissions and
  fees                          66            74       326            513
 Bank owned life insurance
  (BOLI)                       198           138       628            545
 Securities gains, net         (16)          (79)     (104)           (79)
 Gain (loss) on sale of
  assets                       (12)            1       (14)             4
 Other income                  481           268     1,408          1,158
                         ---------      --------  --------       --------
                             2,363         1,405     6,688          6,298
Noninterest expenses
 Salaries and employee
  benefits                   4,146         3,239    12,181         12,546
 Occupancy expense, net        604           368     1,714          1,488
 Furniture and equipment
  expense                      768           513     2,276          1,852
 Marketing                     403           154       697            491
 Supplies and printing         191           105       421            343

 Telephone                     151           104       490            425
 Other real estate owned
  expense                        6            13        16             59
 Amortization of intangible
  assets                       345            30       416            120
 Other expenses              1,758         1,113     4,512          4,019
                         ---------      --------  --------       --------
                             8,372         5,639    22,723         21,343
                         ---------      --------  --------       --------

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                           Three Months Ended      Twelve Months Ended
                               December 31,             December 31,
                         -----------------------  -----------------------
                           2006           2005      2006           2005
                         --------       --------  --------       --------
Income from continuing
 operations before income
 taxes                      1,261          1,072     7,747          5,698
Income taxes                  162            243     2,145          1,319
                         --------       --------  --------       --------
Income from continuing
 operations                 1,099            829     5,602          4,379

Discontinued Operations:

Loss from discontinued
 operations (additional
 loss of $97 related to
 the disposal of the
 insurance unit during
 the 4th quarter resulting
 in a year-to-date loss
 of $452)                    (143)          (103)     (677)          (326)
Income tax benefit            (55)           (40)     (262)          (120)
                         --------       --------  --------       --------
Loss on discontinued
 operations                   (88)           (63)     (415)          (206)
                         --------       --------  --------       --------
  Net income                1,011            766     5,187          4,173
                         ========       ========  ========       ========
Preferred stock dividends      51             51       207            207
                         --------       --------  --------       --------
Net income for common
 stockholders            $    960       $    715  $  4,980       $  3,966
                         ========       ========  ========       ========

Basic earnings per share
 for continuing
 operations              $   0.20       $   0.20  $   1.31       $   1.06
                         ========       ========  ========       ========
Diluted earnings per
 share for continuing
 operations              $   0.20       $   0.20  $   1.30       $   1.04
                         ========       ========  ========       ========
Basic earnings per share
 for discontinued
 operations              $  (0.02)      $  (0.02) $  (0.10)      $  (0.05)
                         ========       ========  ========       ========
Diluted earnings per
 share for discontinued
 operations              $  (0.02)      $  (0.02) $  (0.10)      $  (0.05)
                         ========       ========  ========       ========
Basic earnings per
 common share            $   0.18       $   0.18  $   1.21       $   1.01
                         ========       ========  ========       ========
Diluted earnings per
 common share            $   0.18       $   0.18  $   1.20       $   0.99
                         ========       ========  ========       ========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)

                                       Quarters Ended
                    ------------------------------------------------------
                     12/31/06   09/30/06   06/30/06   03/31/06   12/31/05
                    ---------- ---------- ---------- ---------- ----------
                        (Dollars in Thousands, Except Per Share Data)

Statement of Income Data
  Interest income   $   15,197 $    9,802 $    9,476  $   9,383 $    9,290
  Interest expense      (7,902)    (4,728)    (4,523)    (4,198)    (3,884)
                    ---------- ---------- ---------- ---------- ----------
  Net interest
   income                7,295      5,074      4,953      5,185      5,406
  Provision for loan
   losses                   25       (200)      (300)      (800)       100
                    ---------- ---------- ---------- ---------- ----------
  Net interest income
   after provision
   for loan losses       7,270      5,274      5,253      5,985      5,306
  Noninterest income     2,363      1,481      1,380      1,464      1,405
  Noninterest expense    8,372      4,591      4,767      4,993      5,639
                    ---------- ---------- ---------- ---------- ----------
  Income before
   income taxes          1,261      2,164      1,866      2,456      1,072
  Provision (benefit)
   for income taxes        162        658        543        782        243
                    ---------- ---------- ---------- ---------- ----------
  Income from
   continuing
   operations (after
   related taxes)        1,099      1,506      1,323      1,674        829
  Loss on discontinued
   operations (tax
   effected)               (88)      (270)       (29)       (28)       (63)
                    ---------- ---------- ---------- ---------- ----------
  Net income        $    1,011 $    1,236 $    1,294 $    1,646 $      766
                    ========== ========== ========== ========== ==========
  Net income on
   common stock     $      960 $    1,184 $    1,242 $    1,594 $      715
                    ========== ========== ========== ========== ==========

Per Share Data
  Basic earnings per
   common share     $     0.18 $     0.32 $     0.31 $     0.39 $     0.18
  Basic earnings per
   common share from
   continuing
   operations             0.20       0.39       0.32       0.40       0.20
  Diluted earnings
   per common share       0.18       0.31       0.31       0.39       0.18
  Diluted earnings
   per common share
   from continuing
   operations             0.20       0.38       0.31       0.40       0.20
  Cash dividends on
   common stock           0.00       0.12       0.12       0.12       0.11
  Dividend payout
   ratio for common
   stock                  0.00%     37.91%     36.15%     28.17%     58.60%
  Book value per
   common share     $    18.23 $    17.85 $    17.31 $    17.33 $    17.23
  Basic weighted
   average common
   shares
   outstanding       5,193,562  3,742,777  3,742,716  3,786,559  3,839,693
  Diluted weighted
   average common
   shares
   outstanding       5,233,655  3,783,075  3,787,231  3,837,708  3,898,320
  Period-end common
   shares
   outstanding       6,455,068  3,742,851  3,742,751  3,742,651  3,806,876

Balance Sheet Data
  Securities        $  298,692 $  182,171 $  182,914 $  201,195 $  196,440
  Loans                836,944    407,015    403,455    406,617    417,525
  Allowance for loan
   losses               10,835      6,103      6,848      7,506      8,362
  Assets             1,283,025    648,851    656,831    661,707    676,222
  Deposits           1,026,610    526,918    522,695    522,695    543,841
  Stockholders'
   equity              118,191     67,313     65,304     65,369     66,075

Earnings Performance Data
  Return on average
   total assets           0.40%      0.76%      0.79%      0.99%      0.45%
  Return on average
   stockholders'
   equity                 3.60       7.32       7.93      10.14       4.54
  Net interest
   margin ratio           3.32       3.49       3.37       3.50       3.60
  Efficiency ratio (1)   84.54      70.23      74.80      74.60      82.44

Asset Quality Ratios
  Nonperforming assets
   to total end of
   period assets          1.08%      0.63%      0.64%      0.59%      0.62%
  Nonperforming loans
   to total end of
   period loans           1.40       0.79       0.70       0.82       0.96
  Net loan charge-offs
   to total average
   loans                  0.01       0.14       0.09       0.01       0.06
  Allowance for loan
   losses to total
   end of period
   loans                  1.29       1.50       1.70       1.85       2.00
  Allowance for loan
   losses to
   nonperforming
   loans                 92.14     189.48     244.05     223.93     208.84

Capital Ratios
  Average equity to
   average assets        10.35%     10.34%      9.94%      9.80%     10.01%
  Total capital to
   risk adjusted
   assets                11.94      13.60      13.69      13.46      13.33
  Tier 1 leverage
   ratio                  7.90       9.49       9.38       9.18       9.03

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Thomas A. Daiber
President and Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President, Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com